Exhibit 99.2

THE JOINT CORP.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 6, 2015, we completed our repurchase of nine franchises, which consisted of two developed franchises and seven undeveloped franchises, from The Joint San Gabriel Valley Group, Inc. (“San Gabriel”) for a purchase price of $300,000, consisting of $270,000 paid in cash and a $30,000 note issued to the seller. The purchase price has been initially allocated to the underlying assets, including the identifiable intangible assets, based on the Company’s estimate of fair values and remaining economic lives. The purchase price allocation is subject to change when final valuations are obtained. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill, and as a result will be subject to the annual impairment test.

The following unaudited pro forma combined condensed financial statements reflect the acquisition using the acquisition method of accounting. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited pro forma combined condensed financial statements are based on historical results and do not include any adjustments to reflect expected future cost savings from consolidation and efficiencies or the effects of any other cost reduction actions, nor do these statements include any pro forma adjustments relating to costs of integration that the combined company may incur, as such adjustments would be forward-looking.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 illustrates the effect of the acquisition of San Gabriel as if it had occurred on January 1, 2014, and was derived from the historical audited statements of operations for San Gabriel, combined with The Joint Corp.’s historical audited statements of operations for the year ended December 31, 2014.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 illustrates the effect of the acquisition of San Gabriel as if it had occurred on January 1, 2015, and was derived from the historical unaudited statements of operations for San Gabriel, combined with The Joint Corp.’s historical unaudited statements of operations for the three months ended March 31, 2015.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

Intercompany transactions between the Joint Corp. and San Gabriel have been eliminated within the condensed combined statements of operations. The assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes thereto of The Joint Corp. in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 20, 2015, the historical unaudited financial statements and notes thereto of The Joint Corp. contained in its March 31, 2015 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2015, and the historical audited financial statements as of and for the year ended December 31, 2014 and notes thereto of San Gabriel which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Pro forma adjustments for the acquisition are based upon preliminary estimates, available information and certain assumptions that management of the Company deem appropriate. Final adjustments may differ from the pro forma adjustments presented herein. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities, and residual amounts will be allocated to goodwill.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if we had operated San Gabriel or if the acquisition had occurred as of the date or during the period presented, nor is it necessarily indicative of future operating results or financial position.

Certain reclassifications have been made from San Gabriel’s financial statements to conform with the presentation of The Joint Corp.’s financial statements.

THE JOINT CORP.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

	Year Ended December 31, 2014

	Historical The Joint Corp.	Historical The Joint San Gabriel Valley Group, Inc.	Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Combined

Revenues:
Royalty fees	$3,194,286	$-	$(11,265	)(a)	$-		$-		3,183,021
Franchise fees	1,933,500	-	(29,000	)(b)	-		-		1,904,500
Revenues and management fees from company clinics	-	55,030	-		-		-		55,030
Regional developer fees	478,500	-	-		-		-		478,500
IT related income and software fees	840,825	-	(8,750	)(c)	-		-		832,075
Advertising fund revenue	459,493	-	-		-		-		459,493
Other income	210,058	-	-		-		-		210,058
Total revenues	7,116,662	55,030	(49,015)		-		-		7,122,677
Cost of revenues:
Franchise cost of revenues	2,081,382	-	-		-		-		2,081,382
IT cost of revenues	165,057	-	-		-		-		165,057
Total cost of revenues	2,246,439	-	-		-		-		2,246,439
Selling and marketing expenses	1,188,016	25,305	-		-		(3,638	)(g)	1,209,683
Depreciation and amortization	210,123	83,799	10,571	(d)	(29,000	)(e)	(13,159	)(g)	262,334
General and administrative expenses	5,098,793	445,643	(11,265	)(a)	(8,750	)(c)	(93,708	)(g)	5,430,713
Total selling, general and administrative expenses	6,496,932	554,747	(694)		(37,750)		(110,505)		6,902,730
Loss from operations	(1,626,709)	(499,717)	(48,321)		37,750		110,505		(2,026,492)

Other expense	(64,075)	-	-		-		-		(64,075)
Loss before income taxes	(1,690,784)	(499,717)	(48,321)		37,750		110,505		(2,090,567)

Income tax expense	(1,340,436)	-	-	(f)	-		-		(1,340,436)

Net loss	$(3,031,220)	$(499,717)	$(48,321)		$37,750		$110,505		$(3,431,003)

Loss per share:
Basic and diluted loss per share	$(0.56)								$(0.63)

Weighted average common shares outstanding	5,451,851								5,451,851

See accompanying notes to the unaudited pro forma financial information.

THE JOINT CORP.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2015

	Three Months Ended March 31, 2015

	Historical The Joint Corp.	Historical The Joint San Gabriel Valley Group, Inc.	Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Combined

Revenues:
Royalty fees	$1,015,513	$-	$(3,845	)(a)	$-		$-		$1,011,668
Franchise fees	348,000	-	-		-		-		348,000
Revenues and management fees from company clinics	387,453	34,041	-		-		(907	)(g)	420,587
Regional developer fees	217,500	-	-		-		-		217,500
IT related income and software fees	203,975	-	(1,100	)(c)	-		-		202,875
Advertising fund revenue	285,516	-	-		-		-		285,516
Other income	49,941	-	-		-		-		49,941
Total revenues	2,507,898	34,041	(4,945)		-		(907)		2,536,087
Cost of revenues:
Franchise cost of revenues	507,566	-			-		-		507,566
IT cost of revenues	37,695	-			-		-		37,695
Total cost of revenues	545,261	-	-		-		-		545,261
Selling and marketing expenses	967,024	5,575			-		(1,798	)(g)	970,801
Depreciation and amortization	122,596	16,806	2,643	(d)	(4,833	)(e)	(4,954	)(g)	132,258
General and administrative expenses	2,788,240	125,117	(3,845	)(a)	(1,100	)(c)	(34,038	)(g)	2,874,374
Total selling, general and administrative expenses	3,877,860	147,498	(1,202)		(5,933)		(40,790)		3,977,433
Loss from operations	(1,915,223)	(113,457)	(3,743)		5,933		39,883		(1,986,607)

Other income	11,500	22,724	-		-		-		34,224
Loss before income taxes	(1,903,723)	(90,733)	(3,743)		5,933		39,883		(1,952,383)

Income taxes	-	-	-	(f)	-		-		-

Net loss	$(1,903,723)	$(90,733)	$(3,743)		$5,933		$39,883		$(1,952,383)

Loss per share:
Basic and diluted loss per share	$(0.20)								$(0.20)

Weighted average common shares outstanding - basic	9,662,502								9,662,502

See accompanying notes to the unaudited pro forma financial information.

THE JOINT CORP

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are based on the historical financial statements of The Joint Corp. and San Gabriel, after giving effect to our acquisition of San Gabriel on March 6, 2015, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of The Joint Corp included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and the historical financial statements of San Gabriel, included herein.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of what the combined company’s results of operations or financial position that would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of the combined company’s future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. As such, identifiable assets acquired and liabilities assumed are recognized at fair value as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net amounts of the identifiable assets acquired and the liabilities assumed.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for restructuring activities or expected operating efficiencies or cost savings that may be achieved with respect to the combined companies or the costs necessary to achieve such restructuring activities, cost savings and operating synergies.

2. Estimate of Assets Acquired

On March 6, 2015, we completed our repurchase of nine franchises from San Gabriel for a purchase price of $300,000. At the time of the transaction, The Joint Corp. carried a deferred revenue balance of $203,000, representing franchise fees collected upon the execution of the franchise agreements, and deferred franchise costs of $107,100, all of which is related to the seven unopened franchises.  In accordance with ASC 952-605, The Joint Corp. accounted for the franchise rights associated with the unopened franchises as a cancellation, and the respective deferred revenue and deferred franchise costs were netted against the aggregate purchase price.  The resulting $204,100 was accounted for as consideration paid for the acquisition of the two developed franchises.

The purchase price allocation for this acquisition is preliminary and subject to further adjustment upon finalization of the opening balance sheet.  The $204,100 of net consideration paid to acquire the two developed franchises was allocated to assets as follows:

Property and equipment	$150,000
Intangible assets	34,000
Goodwill	20,100
Total assets acquired	$204,100

Intangible assets consist of reacquired franchise rights of $18,000 and customer relationships of $16,000 and will be amortized over their estimated useful lives of seven years and two years, respectively. These preliminary estimates of fair value and useful lives could be different from the final acquisition accounting, and the difference could have a material impact on The Joint Corp.’s consolidated financial statements. The combined effect of any such changes could also result in a significant increase or decrease to The Joint Corp.’s estimate of associated amortization expense within the accompanying condensed combined statements of operations.

3. Description of Pro Forma Adjustments

a) Adjustment to eliminate royalty fees paid to The Joint Corp. from San Gabriel that are intercompany in nature on a combined basis.

b) Adjustment to eliminate franchise fees recognized by The Joint Corp. that are intercompany in nature on a combined basis.

c) Adjustment to eliminate software fees paid to The Joint Corp. from San Gabriel that are intercompany in nature on a combined basis.

d) Adjustment to recognize the amortization of intangible assets of reacquired franchise rights and customer relationships arising from the acquisition, which are being amortized over useful lives of seven and two years, respectively.

e) Adjustment to eliminate San Gabriel’s amortization of franchise fees which are intercompany in nature on a combined basis.

f) No pro forma adjustment to income taxes was made to the condensed combined statements of operations, as any income tax benefit generated would be fully reserved for, resulting in a net zero impact to income taxes.

g) Adjustment to eliminate activity associated with the franchised clinic held by San Gabriel, which was not acquired by The Joint Corp.